Registration Nos. 333-83572
333-159768
333-189533

As filed with the Securities and Exchange Commission on October 26, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-83572)
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (No. 333-159768)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-189533)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1957010 (I.R.S. Employer Identification No.)

157 S. Howard, Suite 601 Spokane, Washington	99201
(Address of principal executive offices)	(Zip code)

2001 Equity Participation Plan
2009 Equity Participation Plan
2013 Stock Incentive Plan
(Full title of the plan)

Philip B. Livingston
Chief Executive Officer
157 S. Howard, Suite 601
Spokane, Washington 99201
(Name and address of agent for service)

(509) 568-7800
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Ambassadors Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, and are filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the Post-Effective Amendments under the Company’s 2001 Equity Participation Plan, 2009 Equity Participation Plan and 2013 Stock Incentive Plan, as the case may be, and for which the Registration Statements had remained in effect:

•	Registration Statement on Form S-8 (No. 333-83572) filed on February 28, 2002;

•	Registration Statement on Form S-8 (No. 333-159768) filed on June 5, 2009; and

•	Registration Statement on Form S-8 (No. 333-189533) filed on June 21, 2013.

On October 23, 2015, the Company filed a Certificate of Dissolution with the Delaware Secretary of State for purposes of dissolving the Company (the “Dissolution”).  As a result of the Dissolution, any offerings pursuant to the Registrations Statements have been terminated.  In accordance with the undertaking contained in the Registration Statements pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing these Post-Effective Amendments to remove from registration, by means of a post-effective amendment, any of the registered securities which remain unsold under the Registration Statements as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington on October 26, 2015.

AMBASSADORS GROUP, INC.

By:	/s/ Philip B. Livingston
Name:	Philip B. Livingston
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Philip B. Livingston	Sole Director, Chief Executive Officer (Principal Executive Officer)	October 26, 2015

/s/ Lisa N. Netz	Vice President, Finance (Principal Financial and Accounting Officer)	October 26, 2015